Exhibit 10.6

PROMISSORY NOTE

June 30, 2014	$300,000

FOR VALUE RECEIVED, Excel Corporation or through its subsidiary Payprotec Oregon LLC  D/B/A Securus Payments (“Excel” or “Borrower”) shall pay to the order of E-Cig Ventures, LLC (“E-Cig” or "Lender"), the principal sum of Three Hundred Thousand and No/00 Dollars ($300,000.00) and any additional principal sums advanced pursuant to the terms hereof (the “Loan”), as well as interest and fees provided for herein, in accordance with the provisions of this Promissory Note (the “Note”).

1.           Maturity Date.  The unpaid principal balance of the Loan and any accrued interest and other fees due hereunder, if not sooner paid or declared to be due in accordance with the terms hereof, shall be due and payable in full on September  1, 2015 (the “Maturity Date”).

2.           Interest. The outstanding principal balance of the Loan shall bear interest at a rate of six percent (6%) per annum (the “Interest Rate”), commencing upon the date first shown above and continuing for all periods that the Loan remains outstanding.

3.           Interest Payments.  On the first day of each calendar month, commencing with October 1, 2014 and continuing until such time as the Loan has been paid in full, Borrower shall make principle and interest payments to Lender of interest accrued, at the Interest Rate, on the outstanding balance of the Loan, so that the loan shall be paid in 12 equal installments of principle and interest.

4.           Payment at Maturity.  On the Maturity Date, Borrower shall pay Lender all amounts of the Loan that remain outstanding, as well as any interest and other fees provided for hereunder

5.           Payment Prior to Maturity Date.  The indebtedness evidenced by this Note may be prepaid in full or in part, without premium or penalty at any time during the term thereof.

6.           Making of Payments.  All payments of principal, interest and fees hereunder (including prepayments) shall be paid by wire transfer, or by check delivered at such place as Lender may from time to time appoint in writing, and in the absence of such appointment, then at the offices of Lender at the address provided for Notices in Section 12 below.

If any payment of interest, fees or principal due hereunder is not made within ten (10) business days of the date payment is due in accordance with the terms hereof, then, in addition to the payment of the amount so due, Borrower shall pay to Lender a “late charge” fee, as cost of collection of five cents for each whole dollar so overdue to defray part of the cost of collection and handling such late payment.  Borrower agrees that the damages to be sustained by the Lender hereof for the detriment caused by any late payment are extremely difficult and impractical to ascertain, and that the amount of five cents for each one dollar due is a reasonable estimate of such damages, does not constitute interest, and is not a penalty.  UPON FINAL PAYMENT IN FULL SATISFACTION OF THIS NOTE, ECIG SHALL RELEASE THE 1,000,000 SHARES OF EXCEL STOCK CURRENTLY BEING HELD IN ESCROW TO THE BORROWER.

7.           Additional consideration and collateral.  Lender is currently holding in its name, in escrow, simultaneous to the execution of this Note, 1,000,000 shares of Excel stock.  Borrower agrees that if it defaults under the terms of this Note, E-Cig will retain the ownership rights to thoseshares of stock as additional consideration for issuing this note to the Borrower.

8.           Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Note:

  (a)    the failure by Borrower, to pay any installment of principal, interest or fees payable pursuant to this Note or any other amount payable to Lender under this Note within five (5) business days of receipt of written notice that such amount is due; or

  (b)    a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed against any of Borrower, and such proceeding is not dismissed within sixty (60) days of the date of its filing, or a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by any of Borrower, or any of Borrower makes an assignment for the benefit of creditors; or

9.           Remedies.  At the election of the Lender hereof, and upon notice to Borrower, followed by a reasonable time to comply, the principal balance remaining unpaid under this Note, and all unpaid interest accrued thereon and any other amounts due hereunder, shall be and become immediately due and payable in full upon the occurrence of any Event of Default, at which time the loan will begin to accrue interest at 16% per annum, in addition to paying Lender’s counsel fees and any other related fees incurred by Lender to recoup their loan.  Failure to exercise this option shall not constitute a waiver of the right to exercise same in the event of any subsequent Event of Default.  No Lender hereof shall, by any act of omission or commission, be deemed to waive any of its rights, remedies or powers hereunder or otherwise unless such waiver is in writing and signed by the Lender hereof, and then only to the extent specifically set forth therein.  The rights, remedies and powers of the Lender hereof as provided in this Note are cumulative and concurrent, and may be pursued singly, successively or together against Borrower or any security given at any time to secure the repayment hereof, all at the sole discretion of the Lender hereof.  If any suit or action is instituted or attorneys are employed to collect this Note or any part hereof, Borrower agrees to pay all costs of collection, including reasonable attorneys’ fees and court costs.

10.         Security for Loan.  Borrower hereby grants to Lender as collateral 1,000,000 shares of Excel stock that are currently being held by E-Cig in its name in escrow. Should the Borrowers default on this loan, all of their potential beneficial interest in these shares shall pass out of escrow to E-Cig.

11.         Intentionally Omitted.

12.         Notices.  Any notices, communications and waivers under this Note shall be deemed adequately given only if in writing and (i)  personally delivered; or (ii)  sent by a nationally-recognized overnight courier service; or (iii)  sent by certified United States mail, postage prepaid, return receipt requested, or (iv) sent by e-mail or facsimile transmission, to the party or parties for whom such notices are intended.  A written notice shall be deemed received (i)  when delivered in person; (ii)  on the next business day immediately following the day sent by overnight courier; (iii)  on the third (3rd) business day following the day sent by certified mail and (iv) upon receipt by e-mail or facsimile transmission as evidenced by a receipt transmission report.  A written notice shall also be deemed received on (i)  the date delivery shall have been refused at the address required by this Note; (ii)  with respect to notices sent by United States mail but not delivered, the date as of which the postal service shall have indicated such notice to be undeliverable at the address required by this Note; or (iii) for e-mail or facsimile transmission, upon receipt of electronic confirmation of delivery.  Any and all notices referred to in this Note or which any party desires to give to another shall be addressed as follows:

if to Lender: with a copy to:	Koss & Schonfeld, LLP 500 Fifth Avenue – Suite 1600 New York, NY 10110

if to Borrower: with a copy to:	Excel Corporation 595 Madison Ave Suite 1101 New York, NY 10022 James Huber 5411 Avenida Encinas, Ste. 280 Carlsbad, CA 92008

Either party may, by notice given as aforesaid, change the address or addresses, or designate an additional address or additional addresses, for its notices.

10.         Non-Waiver.

  (a)     No waiver or limitation of any right or remedy hereunder by Lender shall be effective unless (and any such waiver or limitation shall be effective only to the extent) expressly set forth in a writing, signed and delivered by Lender to Borrower.  No notice to or demand on Borrower in any case shall entitle Borrower to any other notice or demand in similar or other circumstances, nor shall such notice or demand constitute a waiver of any rights or remedy of Lender to any other or further actions.  In its sole discretion, Lender may, at any time and from time to time, waive any one or more of the rights or remedies contained herein, but such waiver in any instance or under any particular circumstance shall not be deemed to be a waiver of such rights or remedies in any other instance or under any other circumstance.

11.         Business Loan.  The Loan is a business loan.  Borrower agrees that the Loan evidenced by this Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C., Section  1601, et seq.

12.         Attorney’s Fees.  Borrower shall reimburse Lender for attorney fees incurred by Lender in the negotiation and documentation of this Note.

13.         Severability.  In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then, and in either of such events, such provision or provisions only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect.

14.         Usury.  The provisions of this Section shall govern and control over any irreconcilably inconsistent provision contained in this Note or in any other document evidencing or securing the indebtedness evidenced hereby.  Lender shall never be entitled to receive, collect, or apply as interest hereon (for purposes of this Section the word "interest" shall be deemed to include any sums treated as interest under applicable law governing matters of usury and unlawful interest), any amount in excess of the Highest Lawful Rate (hereinafter defined) and, in the event Lender ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and shall be treated hereunder as such; and, if the principal of this Note is paid in full, any remaining excess shall forthwith be paid to Borrower.  In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, Borrower and Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of this Note, provided that if this Note is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the Highest Lawful Rate, Lender shall refund to Borrower the amount of such excess and, in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Highest Lawful Rate.  "Highest Lawful Rate" shall mean the maximum rate of interest which Lender is allowed to contract for, charge, take, reserve or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges hereunder.

18.         Intentionally Omitted.

19.         Venue; Service of Process. Borrower consents to the personal jurisdiction over Borrower by any federal or state court situated in the State of New York and consents to the laying of venue in any jurisdiction over Borrower by any federal or state court situated in the State of New York in connection with any suit, writ, attachment, execution or discovery of supplementary proceedings in connection with the enforcement of this Note (collectively, an "Action").  Service in any Action and any notice of sale or other notices required under the CPLR and shall be effected by any means permitted by the court in which any Action is filed, with a copy sent by certified mail, return receipt requested, to Borrower at its address as hereinbefore stated or at such other address as shall be designated from time to time by Borrower.  Borrower or its agent for receipt of process may designate a change of address or may substitute another agent for the service of process who shall be acceptable to Lender in its sole but reasonable discretion, by written notice to Lender by certified mail, return receipt requested, at least ten (10) days before such change of address is to become effective. BORROWER WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS, TO ASSERT THAT IT IS NOT SUBJECT TO THE JURISDICTION OF SUCH COURTS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE HEREWITH.

20.         Jury Trial Waiver.  BORROWER, AND LENDER BY ITS ACCEPTANCE OF THIS NOTE, HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED.  THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER AND BY LENDER, AND BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INCLUDE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT BORROWER AND LENDER HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  BORROWER AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

Signature Page Follows

IN WITNESS WHEREOF, Borrower has executed and delivered this Note pursuant to proper authority duly granted, dated as of the date first above written.

BORROWER:

EXCEL CORPORATION, and through its subsidaiary
Payprotec Oregon LLC.  D/B/A Securus Payments

___________________________________

________________, authorized signor